Exhibit 3


                                WARRANT AGREEMENT


                                     between


                              AUDIOVOX CORPORATION


                                       and


                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                            ________________________


               1,889,695 Warrants to Purchase Class A Common Stock

                                                                      Page
                                                                      ----


Article I    Definitions. . . . . . . . . . . . . . . . . . . . . . . . 1

        Section 1.0.   Definitions. . . . . . . . . . . . . . . . . . . 1

Article 2    The Warrant Agent. . . . . . . . . . . . . . . . . . . . . 4

        Section 2.1.   Appointment of Warrant Agent . . . . . . . . . . 4
        Section 2.2.   Duties of Warrant Agent. . . . . . . . . . . . . 5
        Section 2.3.   Compensation; Indemnification. . . . . . . . . . 7
        Section 2.4.   Resignation; Successor Warrant Agents. . . . . . 7

Article 3    The Warrants . . . . . . . . . . . . . . . . . . . . . . . 9

        Section 3.1.   Number of Warrants . . . . . . . . . . . . . . . 9
        Section 3.2.   Issuance of Warrants . . . . . . . . . . . . . . 9
        Section 3.3.   Form of Warrant Certificate. . . . . . . . . . . 10
        Section 3.4.   Registration of Transfer and Exchange. . . . . . 20
        Section 3.5    Execution and Delivery . . . . . . . . . . . . . 30
        Section 3.6.   Destroyed, Lost, Mutilated or Stolen Warrant
                        Certificates. . . . . . . . . . . . . . . . . . 31
        Section 3.7.   Persons Deemed Owners. . . . . . . . . . . . . . 32
        Section 3.8.   Cancellation of Warrant Certificates . . . . . . 32
        Section 3.9.   No Rights as Stockholders. . . . . . . . . . . . 32

Article 4    EXERCISE OF WARRANTS . . . . . . . . . . . . . . . . . . . 33

        Section 4.1.   Exercise Period33
        Section 4.2.   Shares Issuable Upon Exercise; Exercise Price. . 33
        Section 4.3.   Method of Exercise . . . . . . . . . . . . . . . 34
        Section 4.4.   Issuance of Class A Common Stock . . . . . . . . 35
        Section 4.5.   Fractions of Shares. . . . . . . . . . . . . . . 35
        Section 4.6.   Adjustment of Exercise Price . . . . . . . . . . 36
        Section 4.7.   Notice of Adjustments of Exercise Price, the
                        Reduction Amount and the Redemption Price . . . 38
        Section 4.8.   Notice of Certain Corporate Action . . . . . . . 38
        Section 4.9.   Company to Reserve Class A Common Stock. . . . . 39
        Section 4.10.  Taxes on Exercises . . . . . . . . . . . . . . . 39
        Section 4.11.  Covenant as to Class A Common Stock. . . . . . . 40
        Section 4.12.  Provisions in Case of Consolidation, Merger or
                        Sale of Assets. . . . . . . . . . . . . . . . . 40
        Section 4.13.  No Change of Warrant Necessary . . . . . . . . . 41
        Section 4.14.  Enforcement of Rights. . . . . . . . . . . . . . 41
        Section 4.15.  Available Information. . . . . . . . . . . . . . 41

                                                                      Page
                                                                      ----


Article 5    Mandatory Redemption. . . . . . . . . . . . . . . . . . . 42

        Section 5.1.   Right of Redemption . . . . . . . . . . . . . . 42
        Section 5.2.   Election to Redeem; Notice of Redemption. . . . 42
        Section 5.4.   Deposit of Redemption Price . . . . . . . . . . 43
        Section 5.5.   Surrender of Warrant Certificate. . . . . . . . 43

Article 6    Termination of Warrants . . . . . . . . . . . . . . . . . 43

        Section 6.1.   Termination . . . . . . . . . . . . . . . . . . 43
        Section 6.2.   Notice. . . . . . . . . . . . . . . . . . . . . 43

Article 7    Amendments. . . . . . . . . . . . . . . . . . . . . . . . 45

        Section 7.1.   Amendment of Agreement. . . . . . . . . . . . . 45
        Section 7.2.   Record Date . . . . . . . . . . . . . . . . . . 45

Article 8    Miscellaneous Provisions. . . . . . . . . . . . . . . . . 46

        Section 8.1.   Counterparts. . . . . . . . . . . . . . . . . . 46
        Section 8.2.   Governing Law . . . . . . . . . . . . . . . . . 46
        Section 8.3.   Descriptive Headings. . . . . . . . . . . . . . 46
        Section 8.4.   Notices . . . . . . . . . . . . . . . . . . . . 46
        Section 8.5.   Maintenance of Office . . . . . . . . . . . . . 47
        Section 8.6.   Successors and Assigns. . . . . . . . . . . . . 47
        Section 8.7.   Separability. . . . . . . . . . . . . . . . . . 48
        Section 8.8.   Persons Having Rights under Agreement . . . . . 48

                                                                  Conformed Copy
                                                                  --------------


                                WARRANT AGREEMENT


          Agreement, dated as of the date set forth on the signature page, by and between Audiovox Corporation, a Delaware corporation with an office at 150 Marcus Boulevard, Hauppauge, New York 11788 (the "Company"), and Continental Stock Transfer & Trust Company, with an office at Two Broadway, New York, New York 10004 (the "Warrant Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -


          WHEREAS, the Company is offering for sale warrants ("Warrants") to purchase up to 1,889,695 shares of Class A Common Stock, par value $.01 per share, of the Company; and

          WHEREAS, the Company desires to appoint the Warrant Agent to act on its behalf in connection with the issuance, transfer, exchange and exercise of the certificates representing the Warrants and other matters as provided herein; and

          WHEREAS, the Company and the Warrant Agent wish to define the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the holders of Warrants;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:


                                    Article 1

                                   Definitions


Section 1.0.  Definitions.
              -----------

     Capitalized terms used herein and not otherwise defined shall have the following meanings:

     Business Day:  Each Monday, Tuesday, Wednesday, Thursday and Friday which
     ------------
is not a day on which banking institutions in the City of New York are authorized or obligated by federal, state or local law or executive order to close.

     CEDEL:  Centrale de Livraison de Valeurs Mobilieres S.A.
     -----

     Class A Common Stock:  The Company's Class A Common Stock, par value $.01
     --------------------
per share or any class of securities into which all of such Class A Common Stock has been converted or combined.

     Commission:  Securities and Exchange Commission.
     ----------

     Common Stock:  The Class A Common Stock, and any other stock of any class
     ------------
of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 4.12, shares issuable on exercise of Warrants shall include only shares of Class A Common Stock or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such
         --------
resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     Corporate Trust Office:  The principal office of the Warrant Agent at Two
     ----------------------
Broadway, New York, New York 10004, or such other address in New York, New York at which at any particular time its corporate trust business shall be administered.

     Corporation:  A corporation, association, company, joint-stock company or
     -----------
business trust.

     Definitive Warrant Certificates:  A Warrant Certificate that is in the form
     -------------------------------
set forth in Section 3.3 and that does not include the information called for by footnote 1 of Section 3.3.

     Depository:  The Depository Trust Company as the depository with respect to
     ----------
the Warrants issuable or issued in whole or in part in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Agreement, and thereafter "Depository" shall mean or include such successor.

     Disadvantageous Condition:  As defined in the Registration Statement.
     -------------------------

     Exchange Act:  The Securities Exchange Act of 1934, as amended.
     ------------

     Global Warrant Certificate:  A Warrant Certificate that is in the form set
     --------------------------
forth in Section 3.3 and that includes the information called for by footnote 1 of Section 3.3.

     Holder:  A Person in whose name a Warrant Certificate is registered in the
     ------
Warrant Register.

     Person:  An individual, limited or general partnership, Corporation, joint
     ------
venture, trust or unincorporated organization, or any other entity, including a government or agency or political subdivision thereof.

     QIB:  A "qualified institutional buyer" as defined in Rule 144A.
     ---

     Redemption Date:  With respect to any Warrant to be redeemed, means the
     ---------------
date fixed for such redemption by or pursuant to this Agreement.

     Redemption Price:  With respect to any Warrant to be redeemed, means the
     ----------------
price at which it is to be redeemed pursuant to this Agreement.

     Registration Default:  As defined in the Registration Rights Agreement.
     --------------------

     Registration Rights Agreement:  The Registration Rights Agreement, dated as
     -----------------------------
of the date hereof, among the Company and the initial purchasers of the Warrants.

     Rule 144:  Rule 144 promulgated under the Securities Act.
     --------

     Rule 144A:  Rule 144A promulgated under the Securities Act.
     ---------

     Securities Act:  The Securities Act of 1933, as amended.
     --------------

     Shelf Registration Statement:  Any registration statement of the Company
     ----------------------------
with respect to the Class A Common Stock issuable upon exercise of the Warrants that is filed pursuant to Section 3 of the Registration Rights Agreement.

     Subsidiary:  A Person more than 50% of the outstanding voting stock (or, if
     ----------
not a corporation, the equivalent common equity) of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" or "common equity" means stock or another ownership interest which ordinarily has voting power for the election of directors (or other governing body that controls the management and policies of such Person), whether at all times or only so long as no senior class of stock or common equity has such power by reason of any contingency.

     Trading Day:  Any day other than a Saturday or Sunday or a day on which
     -----------
securities are not traded on any national securities exchange.

     Transfer Restricted Warrants:  Each Warrant until the date on which such
     ----------------------------
Warrant (i) has been disposed of pursuant to an effective registration statement under the Securities Act, (ii) is distributed to the public pursuant to Rule 144 or is salable pursuant to Rule 144(k) (or any similar provisions then in force),
(iii) is otherwise freely tradeable or (iv) has been acquired by the Company.

     Warrant Agent:  Continental Stock Transfer & Trust Company until a
     -------------
successor Warrant Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Warrant Agent" shall mean such successor Warrant Agent.

     Warrant Certificate:  A certificate representing Warrants issued under this
     -------------------
Agreement.

     Warrant Custodian:  The Warrant Agent or such other entity that is a "fast
     -----------------
agent" meeting the requirements of the Depository as the Warrant Agent shall designate from time to time, to act as custodian with respect to the Warrants in global form, or any successor entity thereto.


                                    Article 2

                                The Warrant Agent


Section 2.1.   Appointment of Warrant Agent.
               ----------------------------

     The Company hereby appoints the Warrant Agent as its agent in respect of the Warrants and the Warrant Certificates, upon the terms and subject to the conditions set forth herein, and subject to resignation or removal of the Warrant Agent as provided herein. The Warrant Agent agrees to accept such appointment, upon the terms and subject to the conditions set forth herein. The Warrant Agent shall have the powers and authority granted to it by this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it.

Section 2.2.   Duties of Warrant Agent.
               -----------------------

     The Warrant Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

     (a) The Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. In acting under this Agreement and with respect to the Warrant Certificates, the Warrant Agent does not assume any obligation or relationship of agency or trust for or with any Holder.

     (b) The Warrant Agent shall be obligated to perform such duties as are specifically set forth herein and in the Warrant Certificates and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in this Agreement or the Warrant Certificates or in the case of the receipt of any written demand from any Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceeding at law or otherwise, or to make any demand upon the Company.

     (c) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, the Chief Financial Officer, the Chief Accounting Officer or Senior Vice President of the Company (each a "Responsible Officer"), and to apply to such Responsible Officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions from any Responsible Officer with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Agreement.

     (d) The Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with any notice, statement, instruction, request, direction, order or demand of a Responsible Officer of the Company believed by it to be genuine. Any such notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by a Responsible Officer.

     (e) Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Responsible Officer, and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (f) The Warrant Agent, to the extent permitted by applicable law, may engage or be interested in any financial or other transaction with the Company and may act on, or as depository, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting in any other capacity for the Company.

     (g) The Warrant Agent shall not, by countersigning or delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property issued or issuable upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

     (h) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any fact exists which may require any adjustment to the Exercise Price, or with respect to the nature or extent of any adjustment, when made, or with respect to the method employed in making the same.

     (i) The Warrant Agent shall not be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

     (j) The Warrant Agent may at any time consult with counsel satisfactory to it and shall incur no liability or responsibility in respect of any action taken, suffered or omitted to be taken by it in good faith in accordance with the opinion or advice of such counsel.

     (k) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

     (l) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder unless it has obtained an indemnity reasonably satisfactory to it to reimburse it for such expenditure.

     (m) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

Section 2.3.   Compensation; Indemnification.
               -----------------------------

     The Company agrees to pay the Warrant Agent from time to time such compensation as shall be agreed upon by the Company and the Warrant Agent, and the Company agrees to reimburse the Warrant Agent for its reasonable out-of-pocket expenses and disbursements incurred without negligence or willful misconduct on its part in connection with the services rendered by it hereunder.


     The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, including judgments, costs and reasonable counsel fees, incurred without negligence or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder. The obligations of the Company under this Section shall survive the exercise and the expiration of the Warrants and the resignation and removal of the Warrant Agent.

Section 2.4.   Resignation; Successor Warrant Agents.
               -------------------------------------

     The Warrant Agent may at any time resign as Warrant Agent and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), by giving written notice to the Company and each holder of Warrants of such resignation, specifying the date on which such resignation shall be effective; provided, that such notice shall be given no less than ninety (90) days prior to such effective date. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent by written instrument in duplicate signed on behalf of the Company by a Responsible Officer, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. Such resignation shall become effective upon the acceptance of the appointment by the successor Warrant Agent.

     The Company may, at any time and for any reason, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is to become effective, signed by a Responsible Officer of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent.

     Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of ninety (90) days after receipt of such notice of resignation or removal, then any Holder may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

     Any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in this Section. As soon as practicable after the appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of Holder.

     Each successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent shall, without any further act, deed or conveyance, become vested with the same powers, rights, duties and responsibilities of its predecessor hereunder, with like effect as if it had been originally named herein, and the Warrant Agent shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all moneys, securities, records or other property on deposit with or held by the Warrant Agent hereunder.

     Any Person into which the Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the trust business of the Warrant Agent, shall be a successor Warrant Agent under this Agreement without any further act on the part of any party. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to each Holder.


                                    Article 3

                                  The Warrants


Section 3.1.   Number of Warrants.
               ------------------

     The number of Warrants which may be issued and delivered under this Agreement is limited to 1,889,695 Warrants, except for Warrants issued and delivered in connection with any transfer of, in exchange for, or in lieu of, other Warrants (which shall be canceled) in accordance with the terms of this Agreement.

Section 3.2.   Issuance of Warrants.
               --------------------

     Warrants offered and sold in reliance on Regulation S will be issued, except as provided in the last paragraph of this Section 3.2, initially in the form of a single, permanent Global Warrant Certificate in definitive, fully registered form, in substantially the form set forth in Section 3.3 (including the information called for by footnotes 1, 2, 3 and 4 thereof) (the "Regulation S Global Warrant Certificate"), which will be deposited on behalf of the purchasers of the Warrants represented thereby with the Warrant Custodian and registered in the name of the Depository or the nominee of the Depository for the account of Citibank, N.A. as depository of CEDEL. Warrants offered and sold to QIBs will be, except as provided in the last paragraph of this Section 3.2, issued initially in the form of a single, permanent Global Warrant Certificate in definitive, fully registered form, in substantially the form set forth in
Section 3.3 (including the information called for by footnotes 1, 2, 3, and 4 thereof) (the "Restricted Global Warrant Certificate"), which will be deposited with the Warrant Custodian and registered in the name of the Depository or a nominee of the Depository.

     Warrants transferred pursuant to an effective registration statement under the Securities Act or in reliance on Rule 144 (and, in each such case, in accordance with Section 3.4) will be, upon request of the transferor, represented by a single, permanent Global Warrant Certificate in definitive, fully registered form without interest coupons, in substantially the form set forth in this Section (including the information called for by footnotes 1, 3 and 4 thereof) (the "Unrestricted Global Warrant Certificate"), which will be held by the Warrant Custodian and registered in the name of the Depository or a nominee of the Depository.

     Each Global Warrant Certificate shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate number of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers and exercises. Any endorsement of a Global Warrant Certificate to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent or the Warrant Custodian, at the direction of the Warrant Agent, in accordance with instructions given by the Holder of the Global Warrant Certificate and in accordance with Section 3.4.

     Warrants offered and sold (i) to "accredited investors" (as defined under the Securities Act) who are not QIBs, (ii) to QIBs who elect by written notice to the Company to take physical delivery of Definitive Warrant Certificates rather than a beneficial interest in a Global Warrant Certificate or (iii) in reliance on Regulation S under the Securities Act to Persons who elect by written notice to the Company to take physical delivery of Definitive Warrant Certificates rather than a beneficial interest in a Global Warrant Certificate, will be issued initially in the form of Definitive Warrant Certificates. Definitive Warrant Certificates may also be issued in accordance with Section 3.4.

Section 3.3.   Form of Warrant Certificate.
               ---------------------------


Certificate Number

                                        ____________ Warrants
- ------------------


                           VOID AFTER MARCH 15, 2001
                       (OR SUCH EARLIER DATE AS SET FORTH
                            IN THE WARRANT AGREEMENT)

                              WARRANTS TO PURCHASE
                         SHARES OF CLASS A COMMON STOCK

                              AUDIOVOX CORPORATION


     1UNLESS AND UNTIL EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE



- --------------------

    1 Paragraph to be included in a Warrant Certificate issued in the form of a Global Warrant Certificate.

NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     2THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES EVIDENCED HEREBY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER ANY SECURITY EVIDENCED HEREBY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF
(X) THE ORIGINAL ISSUE DATE HEREOF AND (Y) THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF SUCH SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER," AS SUCH TERM IS DEFINED IN, AND IN COMPLIANCE WITH, RULE 144A PROMULGATED UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF AND IN COMPLIANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE



- --------------------

    2 Paragraph to be included in a Warrant Certificate representing Transfer Restricted Warrants.

501 PROMULGATED UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.


     This Warrant Certificate certifies that _________, or registered assigns, is the Holder of _________ Warrants (the "Warrants") to purchase shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Audiovox Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the Holder, at any time on any Business Day during the period commencing on the date of the Warrant Agreement (as defined below) and ending 5:00 p.m., New York City time, on March 15, 2001 (or such earlier date as set forth in the Warrant Agreement) (the "Expiration Date") to purchase from the Company one share of Class A Common Stock of the Company at an Exercise Price of $7-1/8 per share (as such Exercise Price may be amended in accordance with this Warrant Certificate or the Warrant Agreement) upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company; provided, however, that (a) Warrants may only
                                 --------  -------
be exercised if a Shelf Registration Statement is effective under the Securities Act at the time of such exercise, (b) the Exercise Price shall decrease by $1/8 per share (the "Reduction Amount") of Class A Common Stock if (i) the Shelf Registration Statement has not been filed with the Commission within 300 days after the date hereof or declared effective within 365 days after the date hereof, or (ii) if the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional effective Shelf Registration Statement for a period which shall exceed 90 days (or 180 days in the event of a Disadvantageous Condition) in the aggregate per year (defined as a period of 365 days commencing on the date that the applicable Registration Statement is declared effective), such exercise price to decline an additional Reduction Amount per share of Class A Common Stock for each subsequent six-month period until the applicable Registration Statement is filed, declared effective or becomes effective again,
(c) notwithstanding the foregoing, in no event shall there be more than (i) 10 reductions in the Exercise Price during the period beginning on the date of the initial issuance of Warrants under the Warrant Agreement and ending on the Expiration Date or (ii) one reduction in the Exercise Price during any six-month period during the Exercise Period, in either case, in respect of the events described in clause (b) above and (d) such Exercise Price shall not decrease with respect to any Warrants which the Company is not required to register under the Registration Rights Agreement if the Commission has declared effective a registration statement with respect to other shares of Class A Common Stock.

     In the event of an Exercise Price Adjustment (as defined in the Warrant Agreement), the Reduction Amount as then in effect shall also be adjusted so that the same shall equal the Reduction Amount as then in effect multiplied by a fraction of which the numerator shall be the Exercise Price in effect immediately following the Exercise Price Adjustment and the denominator shall be the Exercise Price immediately prior to such Exercise Price Adjustment.

     Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on the Expiration Date shall thereafter be null and void, subject to the rights of redemption set forth in Section 5.

     THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

     Reference is hereby made to the further provisions of this Warrant Certificate on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agreement") or valid for any purpose unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and a facsimile of its corporate seal to be imprinted thereon.


Dated:

                                   AUDIOVOX CORPORATION


                                   By:_________________________


Attest:

______________________


                                   CONTINENTAL STOCK TRANSFER
                                    & TRUST COMPANY, as
                                    Warrant Agent


                                   By:_________________________
                                      Authorized Officer

                                 [Reverse Side]

     The Warrants represented by this Warrant Certificate are part of a duly authorized issue of Warrants of Audiovox Corporation (the "Company") expiring 5:00 p.m., New York City time, on the Expiration Date. The Warrants represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), by and between the Company and Continental Stock Transfer & Trust Company (the "Warrant Agent"), which Warrant Agreement and any amendments thereto are hereby incorporated by reference in and made a part of this instrument, and to which reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Warrant Agent and the Holders of Warrants. A copy of the Warrant Agreement may be obtained from the Company at 150 Marcus Boulevard, Hauppauge, New York 11788 or the Warrant Agent at Two Broadway, New York, New York 10004, by a written request from the Holder hereof or which may be inspected by any Holder or such Holder's agent at the principal office of the Company or the Warrant Agent.
[The Warrants represented hereby are entitled to the benefits of a Registration Rights Agreement dated as of ______, 1995.]3

     Subject to and upon compliance with the provisions of the Warrant Agreement, each Warrant entitles the Holder, at any time on any Business Day during the period commencing on the date of the issuance of the Warrant and ending 5:00 p.m., New York City time, on the Expiration Date, to purchase from the Company one share of Class A Common Stock, $.01 par value ("Class A Common Stock")(or such other number of shares of Common Stock if an adjustment has been made as provided in the Warrant Agreement), of the Company at an Exercise Price of $7-1/8 per share (or at the current adjusted Exercise Price if an adjustment has been made as provided in the Warrant Agreement); provided, however, that
                                                     --------
Warrants may only be exercised if a Shelf Registration Statement is effective under the Securities Act at the time of such exercise. The Warrants may be exercised upon the presentation and surrender of this Warrant Certificate to the Company at its office or agency maintained for that purpose, with the form of Notice of Exercise set forth hereon duly completed and executed, accompanied by payment of the Exercise Price for each such Warrant exercised and any other amounts required to be paid, as provided in the Warrant Agreement. In the event the holder exercising its Warrants holds an interest in a Global Warrant Certificate, such holder shall obtain a Definitive Warrant Certificate in accordance with Section 3.4(c) of the Warrant Agreement prior to the exercise of such Warrants or, with the consent of the Company, exercise Warrants owned of record by such holder and represented by a Global Warrant Certificate by delivering (i) proof of record ownership of such Warrants if required by the



- --------------------

    3 Bracketed language to be included if the Warrant Certificate represents Transfer Restricted Warrants.

Company and (ii) a notice of exercise in substantially the form set forth below as appropriately adjusted. The Exercise Price shall be payable by certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. The Exercise Price and the number and kind of securities or other property issuable upon exercise of each Warrant is subject to adjustment as provided in the Warrant Agreement.

     The Warrant is subject to mandatory redemption at a price of $1.60 per Warrant (as such price may be adjusted as set forth in the Warrant Agreement) if the Shelf Registration Statement has not been declared effective at any time on or prior to the Expiration Date.

     As soon as practicable after the exercise of any Warrants, the Company shall issue and deliver, or cause to be delivered, to the Holder, at such office or agency maintained for such purpose pursuant to the Warrant Agreement, a certificate or certificates evidencing the number of full shares of Class A Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder pursuant to the Notice of Exercise set forth on this Warrant Certificate. No fractional shares of Class A Common Stock will be issued upon exercise of any Warrant, but instead of any fractional interest, the Company shall pay to the Holder a cash adjustment as provided in the Warrant Agreement.

          In the case of the exercise of less than all the Warrants represented hereby, this Warrant Certificate shall be canceled upon the surrender hereof and a new Warrant Certificate or Warrant Certificates shall be issued and delivered for the balance of such Warrants represented hereby.

     Prior to the exercise of any Warrant represented hereby, the Holder shall not be entitled to any rights of a stockholder of the Company by reason of such Person being a Holder, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Warrants under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Holders of at least a majority of the Warrants at the time outstanding. Any such consent shall be conclusive and binding upon the Holder of this Warrant Certificate and upon all future Holders of any Warrant Certificate issued upon the registration of transfer of the Warrants evidence hereby, or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made thereon.

     As provided in the Warrant Agreement and subject to the limitations set forth therein, transfer of the Warrants represented by this Warrant Certificate is registrable upon surrender of this Warrant Certificate at the office or agency of the Company maintained for that purpose, and thereupon one or more new Warrant Certificates representing the Warrants so transferred will be issued to the designated transferee or transferees. As provided in the Warrant Agreement and subject to the limitations set forth therein, this Warrant Certificate is exchangeable for new Warrant Certificates representing a like number of Warrants, as requested by the Holder surrendering the same.

     In the event that less than 5% of the aggregate number of Warrants issued under the Warrant Agreement remain outstanding, the Company shall have the right to cause the Warrants remaining outstanding to expire at 5:00 p.m. (New York City time) on the 30th day (or such later date as set forth in the Termination Notice (as defined below) (the "New Termination Date")) after the date of delivery of a notice to such holders of Warrants setting forth the information required by Section 6.2 of the Warrant Agreement and delivered in accordance with Section 7.4 of the Warrant Agreement. Any Warrants not properly exercised prior to the New Termination Date shall expire and be null and void.

     No service charge shall be payable by a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Warrant Certificate for registration of transfer, the Company and the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Person in whose name this Warrant Certificate is registered as the absolute, true and lawful owner hereof and of the Warrants represented hereby (notwithstanding any notation or ownership or other writing hereon made by any Person) for all purposes, and shall not be affected by any notice or knowledge to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                               NOTICE OF EXERCISE

          The undersigned hereby irrevocably elects to exercise ________ of the Warrants represented by this Warrant Certificate and purchase the whole number of shares issuable and deliverable upon exercise of such Warrants, and herewith tenders payment for such shares in accordance with the terms of the Warrant Agreement. The undersigned hereby directs that the certificate or certificates for the shares issuable and deliverable upon exercise, together with any check in payment for fractional shares and any Warrant Certificate representing any unexercised Warrants represented by this Warrant Certificate, be issued in the name of and delivered to the undersigned, unless a different name is indicated below. The undersigned will pay any transfer taxes or other governmental charge payable with respect to any such shares to be issued in the name of a person other than the undersigned.


                     INSTRUCTIONS FOR REGISTRATION OF SHARES
                           (please typewrite or print)


Name_____________________________________________________________


Address__________________________________________________________


Social Security or Other
Taxpayer Identification Number___________________________________


Dated:____________________


Signature:______________________________
          Note: signature must conform to
          name of Holder appearing on face
          hereof)

Signature must be guaranteed by a member of an accepted medallion guarantee program if shares of Class A Common Stock are to be issued, or Warrant Certificate(s) are to be delivered, other than to and in the name of the Holder.



- ---------------
Signature Guarantee


     Fill in for registration of shares of Class A Common Stock and Warrant Certificate(s) if to be issued otherwise than to the Holder:


                                   Social Security or other
- -------------------------
          (Name)                   Taxpayer Identification
                                   Number:


- -------------------------          --------------------
          (Name)



- -------------------------
Please print name and address
(including zip code)


Section 3.4.   Registration of Transfer and Exchange.
               -------------------------------------

     (a)  General.  The Company shall cause to be kept at the Corporate Trust
          -------
Office of the Warrant Agent a register (the register maintained in such office and in any other office or agency designated pursuant to Section 7.5 being herein collectively referred to as the "Warrant Register") in which the Warrant Agent shall provide for the registration of Warrant Certificates and of transfers and exchanges of Warrants.

     (b)  Transfer of a Beneficial Interest in a Global Warrant Certificate.
          -----------------------------------------------------------------
The transfer and exchange of a beneficial interest in a Global Warrant Certificate shall be effected through the Depository or CEDEL, as the case may be, in accordance with this

Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depository or CEDEL, as the case may be, therefor.

     (c)  Transfer and Exchange of Definitive Warrant Certificates.  A Holder of
          --------------------------------------------------------
a Definitive Warrant Certificate may at any time transfer such Definitive Warrant Certificate or exchange such Definitive Warrant Certificate for Definitive Warrant Certificates representing an equal number of Warrants in accordance with this subsection (c). Upon receipt by the Warrant Agent of:

          (i) a Definitive Warrant Certificate, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Warrant Agent, and

          (ii) if such Definitive Warrant Certificate represents Transfer Restricted Warrants, a certificate in substantially the form set forth in subsection (o) of this Section 3.4 from the Holder thereof requesting Definitive Warrant Certificates and stating that such Warrants are being:

               (A) delivered to the Warrant Agent for registration in the name of such Holder, without transfer; or

               (B) transferred pursuant to an effective registration statement under the Securities Act; or

               (C)  transferred to a QIB in accordance with Rule 144A; or

               (D) transferred in reliance on Regulation S or an exemption from the registration requirements of the Securities Act other than that provided by Rule 144A (in which case the Definitive Warrant Certificate surrendered shall also be accompanied by an opinion of counsel reasonably acceptable to the Company and the Warrant Agent to the effect that such transfer is in compliance with the Securities
          Act),

then the Warrant Agent will cancel the surrendered Definitive Warrant Certificate, the Company will execute one or more Definitive Warrant Certificates representing the amount of Warrants to be transferred or exchanged and the Warrant Agent will countersign and deliver to the transferee or Holder such Definitive Warrant Certificates and the Warrant Agent will register such Definitive Warrant Certificates in the name of the transferee or Holder.

     (d)  Transfer of a Definitive Warrant Certificate for a Beneficial Interest
          ----------------------------------------------------------------------
in a Global Warrant Certificate.  A Holder of a Definitive Warrant Certificate
- -------------------------------
may at any
time, subject to the rules and procedures of CEDEL and the Depository, transfer such Definitive Warrant Certificate for an equivalent beneficial interest in the appropriate Global Warrant Certificate in accordance with this subsection (d). Upon receipt by the Warrant Agent of:

          (i) a Definitive Warrant Certificate, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Warrant Agent, together with an instruction of the transferor thereof requesting an equivalent beneficial interest in the appropriate Global Warrant Certificate; and

          (ii) if such Definitive Warrant Certificate represents Transfer Restricted Warrants, a certificate in substantially the form set forth in subsection (o) of this Section 3.4 from the transferor thereof stating that such Warrants are being transferred:

               (A) to a QIB in accordance with Rule 144A (in which case the appropriate Global Warrant Certificate shall be the Restricted Global Warrant Certificate);

               (B) pursuant to an exemption from registration in accordance with Regulation S under the Securities Act (in which case the appropriate Global Warrant Certificate shall be the Regulation S Global Warrant Certificate and the Warrant Agent shall also receive an opinion of counsel reasonably acceptable to the Company and to the Warrant Agent to the effect that such transfer is in compliance with the Securities Act); or

               (C) pursuant to an effective registration statement under the Securities Act or in reliance on Rule 144 (in each of which cases the appropriate Global Warrant Certificate shall be the Unrestricted Global Warrant Certificate and, in the case of a transfer in reliance on Rule 144, the Warrant Agent shall also receive an opinion of counsel reasonably acceptable to the Company and to the Warrant Agent to the effect that such transfer is in compliance with the Securities
          Act),

then the Warrant Agent will cancel the surrendered Definitive Warrant Certificate, the Warrant Custodian, in accordance with the standing instructions and procedures existing among the Depository, CEDEL and the Warrant Custodian, will increase the aggregate number of Warrants covered by the appropriate Global Warrant Certificate in the amount to be transferred, and the Depository or CEDEL, as the case may be, will effect the transfer in accordance with its procedures therefor.

     (e)  Transfer or Exchange of a Beneficial Interest in a Global Warrant
          -----------------------------------------------------------------
Certificate for a Definitive Warrant Certificate.  A Holder of a beneficial
- ------------------------------------------------
interest in a Global Warrant Certificate may at any time, subject to the rules and procedures of CEDEL and the Depository, transfer or exchange such beneficial interest for one or more Definitive Warrant Certificates in accordance with this subsection (e). Upon receipt by the Warrant Custodian of:

          (i) an instruction given in accordance with the procedures of the Depository or CEDEL, as the case may be, on behalf of a Holder of a beneficial interest in a Global Warrant Certificate to reduce the Global Warrant Certificate by the number of Warrants to be transferred or exchanged; and

          (ii) if such Global Warrant Certificate is the Regulation S Global Warrant Certificate or the Restricted Global Warrant Certificate, a certificate (which may be submitted by facsimile promptly followed by an original) in substantially the form set forth in subsection (o) of this
     Section 3.4 from the Holder of such beneficial interest stating that such Warrants are being:

               (A) delivered to the Warrant Agent for registration in the name of such Holder, without change of beneficial ownership; or

               (B) transferred pursuant to an effective registration statement under the Securities Act; or

               (C)  transferred to a QIB in accordance with Rule 144A; or

               (D) transferred in reliance on Regulation S or an exemption from the registration requirements of the Securities Act other than that provided by Rule 144A (in which case the Warrant Custodian shall also receive an opinion of counsel reasonably acceptable to the Company and to the Warrant Custodian to the effect that such transfer is in compliance with the Securities Act), then the Warrant Custodian, in accordance with the standing instructions and procedures existing among the Depository, CEDEL and the Warrant Custodian, will reduce the amount of Warrants covered by the appropriate Global Warrant Certificate, the Company will execute one or more Definitive Warrant Certificates in the aggregate amount of Warrants to be transferred or exchanged and the Warrant Agent will countersign and deliver to the transferee or Holder such Definitive Warrant Certificates and the Warrant Agent shall register the Definitive Warrant Certificates in the name of such transferee or Holder.

     (f)  Transfer of a Beneficial Interest in the Regulation S Global Warrant
          --------------------------------------------------------------------
Certificate for a Beneficial Interest in the Restricted Global Warrant
- ----------------------------------------------------------------------
Certificate.  A Holder of a beneficial interest in the Regulation S Global
- -----------
Warrant Certificate may at any time, subject to the rules and procedures of CEDEL and the Depository, transfer all or part of its interest in the Regulation S Global Warrant Certificate for an equivalent interest in the Restricted Global Warrant Certificate in accordance with this subsection (f). Upon receipt by the Warrant Custodian of:

          (i) an instruction given in accordance with the procedures of CEDEL on behalf of a Holder of a beneficial interest in the Regulation S Global Warrant Certificate, to reduce the Regulation S Global Warrant Certificate by the amount of the interest to be transferred and increase the Restricted Global Warrant Certificate by a like amount, and

          (ii) a certificate (which may be submitted by facsimile promptly followed by an original) in substantially the form set forth in subsection
     (o) of this Section 3.4 from the Person designated by CEDEL as such Holder, stating that such beneficial interest is being transferred to a QIB in accordance with Rule 144A,

then the Warrant Custodian, in accordance with the standing instructions and procedures existing among the Depository, CEDEL and the Warrant Custodian, will so reduce the Regulation S Global Warrant Certificate and increase the Restricted Global Warrant Certificate, and the transfer and exchange of such beneficial interest shall be effected through the Depository, the Warrant Custodian and CEDEL, as the case may be, in accordance with this Agreement and the procedures of the Depository, the Warrant Custodian and CEDEL, as the case may be, therefor.

     (g)  Transfer of a Beneficial Interest in the Restricted Global Warrant
          ------------------------------------------------------------------
Certificate for a Beneficial Interest in the Regulation S Global Warrant
- ------------------------------------------------------------------------
Certificate.  A Holder of a beneficial interest in the Restricted Global Warrant
- -----------
Certificate may at any time, subject to the rules and procedures of CEDEL and the Depository, transfer all or part of its interest in the Restricted Global Warrant Certificate for an equivalent interest in the Regulation S Global Warrant Certificate in accordance with this subsection (g). Upon receipt by the Warrant Custodian of:

          (i) an instruction given in accordance with the procedures of the Depository on behalf of a Holder of a beneficial interest in the Restricted Global Warrant Certificate to reduce the Restricted Global Warrant Certificate by the amount of the interest to be transferred and increase the Regulation S Global Warrant Certificate by a like amount, and

          (ii) a certificate (which may be submitted by facsimile promptly followed by an original) in substantially the form set forth in subsection
     (o) of this Section 3.4 from the Person designated by the Depository as such Holder, to the effect that such interest is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act, and an opinion of counsel reasonably acceptable to the Company and the Warrant Custodian to the effect that such transfer is in compliance with the Securities Act, then the Warrant Custodian, in accordance with the standing instructions and procedures existing among the Depository, CEDEL and the Warrant Custodian, will so reduce the Restricted Global Warrant Certificate and increase the Regulation S Global Warrant Certificate, and the transfer and exchange of such beneficial interest shall be effected through the Depository, the Warrant Custodian and CEDEL, as the case may be, in accordance with this Agreement and the procedures of the Depository, the Warrant Custodian and CEDEL, as the case may be, therefor.

     (h)  Transfer of a Beneficial Interest in the Regulation S Global Warrant
          --------------------------------------------------------------------
Certificate or the Restricted Global Warrant Certificate for a Beneficial
- -------------------------------------------------------------------------
Interest in the Unrestricted Global Warrant Certificate.  A Holder of a
- -------------------------------------------------------
beneficial interest in the Regulation S Global Warrant Certificate or the Restricted Global Warrant Certificate may at any time, subject to the rules and procedures of Euroclear, CEDEL and the Depository, transfer all or part of its interest in the Regulation S Global Warrant Certificate or the Restricted Global Warrant Certificate, as the case may be, for an equivalent interest in the Unrestricted Global Warrant Certificate in accordance with this subsection (h). Upon receipt by the Warrant Custodian of:

          (i) an instruction given in accordance with the procedures of the Depository on behalf of a Holder of a beneficial interest in the Regulation S Global Warrant Certificate or the Restricted Global Warrant Certificate, as the case may be, to reduce such Global Warrant Certificate by the amount of the interest to be transferred and increase the Unrestricted Global Warrant Certificate by a like amount, and

          (ii) a certificate (which may be submitted by facsimile promptly followed by an original) in substantially the form set forth in subsection
     (o) of this Section 3.4 from the Person designated by the Depository as such Holder, to the effect that such interest is being transferred in reliance on Rule 144 (in which case the Warrant Custodian shall also receive an opinion of counsel reasonably acceptable to the Company and to the Warrant Custodian to the effect that such transfer is in compliance with the Securities Act) or pursuant to an effective registration statement under the Securities Act, then the Warrant Custodian, in accordance with the standing instructions and procedures existing among the Depository, CEDEL and the Warrant Custodian, will so reduce the Regulation S Global Warrant Certificate or the Restricted Global Warrant Certificate, as the case may be, and increase the Unrestricted Global Warrant Certificate, and the transfer and exchange of such beneficial interest shall be effected through the Warrant Custodian , the Depository and CEDEL, as the case may be, in accordance with this Agreement and the procedures of the Depository, the Warrant Custodian and CEDEL, as the case may be, therefor.

     (i)  Restrictions on Transfer of Global Warrant Certificates.
          -------------------------------------------------------
Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (j) of this Section 3.4), a Global Warrant Certificate may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     (j)  Issuance of Definitive Warrant Certificates in the Absence of a
          ---------------------------------------------------------------
Depository.  If at any time the Depository notifies the Company that the
- ----------
Depository is unwilling or unable to continue as Depository for the Global Warrant Certificates and a successor Depository for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice, then the Warrant Custodian, in accordance with the standing instructions and procedures existing among the Depository, CEDEL and the Warrant Custodian, will cancel the Global Warrant Certificates, the Company will execute Definitive Warrant Certificates representing an aggregate number of Warrants equal to the aggregate number of Warrants evidenced by the Global Warrant Certificates, and the Warrant Agent countersign and deliver to each Person designated by the Depository and CEDEL and Euroclear as a Holder of a beneficial interest in the Global Warrant Certificates a Definitive Warrant Certificate evidencing a number of Warrants equal to such interest.

     (k)  Legends.  Except as permitted by this subsection (k), the Regulation S
          -------
Global Warrant Certificate, the Restricted Global Warrant Certificate and the Definitive Warrant Certificates (and all Warrant Certificates issued in exchange therefor or substitution thereof) shall bear a legend in substantially the form set forth in Section 3.3. A Definitive Warrant Certificate that does not bear the legends set forth above will be executed, countersigned and delivered in the case of (i) a transfer pursuant to an effective registration statement under the Securities Act of a Transfer Restricted Warrant in accordance with subsection
(c)(ii)(B) of this Section 3.4, (ii) a transfer in reliance on Rule 144 of a Transfer Restricted Warrant in accordance with subsection (c)(ii)(D) of this
Section 3.4; (iii) a transfer pursuant to an effective registration statement under the Securities Act of a beneficial interest in the Regulation S Global Warrant Certificate or the Restricted Global Warrant Certificate in accordance with subsection (e)(ii)(D) of this

Section 3.4; (iv) a transfer in reliance on Rule 144 of a beneficial interest in the Regulation S Global Warrant Certificate or the Restricted Global Warrant Certificate in accordance with subsection (e)(ii)(D) of this Section 3.4; or (v) a transfer or exchange of a beneficial interest in the Unrestricted Global Warrant Certificate or of a Warrant represented by a Definitive Warrant Certificate that is not a Transfer Restricted Warrant.

     (l)  Cancellation and/or Adjustment of Global Warrant Certificate.  At such
          ------------------------------------------------------------
time as all interests in a Global Warrant Certificate have either been exchanged for Definitive Warrant Certificates, exercised for shares of Class A Common Stock or canceled, such Global Warrant Certificate shall be returned to or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant Certificate is exchanged for Definitive Warrant Certificates, exercised for shares of Class A Common Stock or canceled, the number of Warrants represented by such Global Warrant Certificate shall be reduced and an endorsement shall be made on such Global Warrant Certificate, by the Warrant Agent or the Warrant Custodian, at the direction of the Warrant Agent, to reflect such reduction.

     (m) No service charge shall be payable by any Holder for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of, Warrant Certificates other than exchanges not involving any transfer.

     (n) The certificate required by subsections (c), (d),(e),(f),(g) and (h) of this Section 3.4 shall be in substantially the following form:

               RE: AUDIOVOX CORPORATION - WARRANTS


               Reference is made to the Warrant Agreement dated as of _______________, 1995 relating to the Warrants (the "Agreement"). This Instruction and Certification relates to Warrants held by __________________________________ (the "Transferor/Holder"). Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

                       Instruction of Transfer or Exchange
                       -----------------------------------
               (to be completed whether or not the Warrants to be
           transferred or exchanged are Transfer Restricted Warrants)

          1. The Transferor/Holder hereby instructs the Warrant Agent to (check one box):

               [] Transfer or exchange one or more Definitive Warrant Certificates in accordance with Section 3.4(c) of the Agreement; or

               [] Transfer one or more Definitive Warrant Certificates for a beneficial interest in a Global Warrant Certificate in accordance with Section 3.4(d) of the Agreement; or

               [] Transfer or exchange a beneficial interest in a Global Warrant Certificate for one or more Definitive Warrant Certificates in accordance with Section 3.4(e) of the Agreement; or

               [] Transfer a beneficial interest in the Regulation S Global Warrant Certificate for a beneficial interest in the Restricted Global Warrant Certificate in accordance with
                    Section 3.4(f) of the Agreement; or

               [] Transfer a beneficial interest in the Restricted Global Warrant Certificate for a beneficial interest in the Regulation S Global Warrant Certificate in accordance with
                    Section 3.4(g) of the Agreement; or

               [] Transfer a beneficial interest in the Regulation S Global Warrant Certificate or the Restricted Global Warrant Certificate for a beneficial interest in the Unrestricted Global

                    Warrant Certificate in accordance with Section 3.4(h) of the Agreement.

          2. The Transferor/Holder has requested Definitive Warrant Certificates above and hereby further instructs the Warrant Agent to issue such Definitive Warrant Certificates without the restrictive legends referenced in
Section 3.4(k) of the Agreement (check box if applicable): []


                                  Certification
                                  -------------
                 (to be completed for a transfer or exchange of
                       Transfer Restricted Warrants only)

          3. In connection with the transfer or exchange requested above, the Transferor/Holder does hereby certify that (check one box):

          [] One or more Definitive Warrant Certificates, or an interest in a Global Warrant Certificate, is being obtained by the Transferor/Holder, without transfer or change in beneficial ownership (in accordance with Section 3.4(c)(ii)(A) or Section 3.4(e)(ii)(A) of the Agreement); or

          [] one or more Definitive Warrant Certificates, or an interest in a Global Warrant Certificate, is being transferred pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 3.4(c)(ii)(B), Section 3.4(d)(ii)(C),
               Section 3.4(e)(ii)(B) or Section 3.4(h) of the Agreement).

          [] one or more Definitive Warrant Certificates, or an interest in a Global Warrant Certificate, is being transferred to a "qualified institutional buyer" (as defined in Rule 144A) in reliance on Rule 144A (in satisfaction of Section 3.4(c)(ii)(C), Section 3.4(d)(ii)(A), Section 3.4(e)(ii)(C) or Section 3.4(f) of the Agreement); or

          [] one or more Definitive Warrant Certificates, or an interest in a Global Warrant Certificate, is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act, and an opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Instruction and Certification (in satisfaction of Section 3.4(c)(ii)(D), Section 3.4(d)(ii)(B),
               Section 3.4(e)(ii)(D) or Section 3.4(g) of the Agreement); or

          [] one or more Definitive Warrant Certificates, or an interest in a Global Warrant Certificate, is being obtained in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A or Regulation S under the Securities Act, and an opinion of counsel to the effect that such transfer complies with, and does not require registration under, the Securities Act accompanies this Instruction and Certification (in satisfaction of Section 3.4(c)(ii)(D), Section 3.4(d)(ii)(C), Section 3.4(e)(ii)(D) or
               Section 3.4(h) of the Agreement).



               ----------------------------------------------------
          [INSERT NAME OF TRANSFEROR/HOLDER]


Date:                              By:
      --------------------------       ----------------------------


Section 3.5    Execution and Delivery.
               ----------------------

     The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Warrant Certificates may be manual or facsimile. Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Warrant Certificates or the date they are countersigned by the Warrant Agent.

     No Warrant Certificate or the Warrants represented thereby shall be valid or be entitled to any benefit under this Agreement unless such Warrant Certificate has been countersigned by an authorized officer of the Warrant Agent by manual signature. All Warrant Certificates shall be dated the date they are countersigned by the Warrant Agent.

     At any time and from time to time after the execution and delivery of this Agreement, the Company shall deliver Warrant Certificates executed by the Company in accordance with this Section to the Warrant Agent. Subject to
Section 3.1, the Warrant Agent shall, upon the written request of a Responsible Officer of the Company, countersign and deliver Warrant Certificates representing such number of Warrants, registered in such names and such legends as may be specified in such request. The Warrant Agent shall also countersign and deliver Warrant Certificates as otherwise provided in this Agreement.

Section 3.6.   Destroyed, Lost, Mutilated or Stolen Warrant Certificates.
               ---------------------------------------------------------

     If there shall be delivered to the Company and the Warrant Agent evidence to their satisfaction of the destruction, loss, mutilation or theft of any Warrant Certificate and such security and indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, and in the case of mutilation, upon surrender of such Warrant Certificate to the Warrant Agent for cancellation, the Company shall execute and the Warrant Agent shall countersign and deliver, in lieu of or exchange for any such destroyed, lost, mutilated or stolen Warrant Certificate, a new Warrant Certificate for a like number of Warrants, bearing a number not contemporaneously outstanding.

     Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

     Every substitute Warrant Certificate issued and delivered pursuant to this
Section in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of, and be subject to all the limitations of rights set forth in, this Agreement equally and proportionately with any and all other Warrant Certificates duly issued and delivered hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) any and all other rights and remedies with respect to the replacement of destroyed, lost, mutilated or stolen Warrant Certificates notwithstanding any law or statute existing or hereafter enacted to the contrary.

Section 3.7.   Persons Deemed Owners.
               ---------------------

     The Company and the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the Person in whose name a Warrant Certificate is registered in the Warrant Register as the absolute, true and lawful owner of such Warrant Certificate and the Warrants represented thereby (notwithstanding any notation or ownership or other writing thereon made by any Person) for all purposes, and neither the

Company nor the Warrant Agent nor any of their respective agents shall be affected by any notice or knowledge to the contrary.

Section 3.8.   Cancellation of Warrant Certificates.
               ------------------------------------

     All Warrant Certificates surrendered for registration of transfer, exchange or exercise shall be delivered to the Warrant Agent and shall be promptly canceled by the Warrant Agent. The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously delivered hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly canceled by the Warrant Agent. No Warrant Certificates shall be delivered in lieu of or in exchange for any Warrant Certificates canceled by the Warrant Agent, except as expressly permitted by this Agreement.

Section 3.9.   No Rights as Stockholders.
               -------------------------

     Nothing contained in this Agreement or in the Warrant Certificates shall be construed as conferring upon the Holders or any transferees any of the rights of stockholders of the Company, including without limitation, the right to vote or to receive dividends or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter. Nothing contained in this Agreement shall be construed as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are assumed by the Company or by creditors or stockholders of the Company or otherwise.


                                    Article 4

                              EXERCISE OF WARRANTS


Section 4.1.   Exercise Period.
               ---------------

     Subject to and upon compliance with the provisions of this Agreement, at the option of the Holder thereof, a Warrant may be exercised at the Exercise Price in effect at the time of exercise, at any time on any Business Day during the period (the "Exercise Period") commencing on the date of issuance of the Warrant and ending 5:00 P.M., New York time, on March 15, 2001 (unless such Warrant is sooner terminated in accordance with Section 6 hereof) (the "Expiration Date"), unless the Exercise Period is extended by the Company; provided, however, that Warrants may only be exercised if a Shelf Registration
- --------  -------
Statement is effective under the Securities Act at the time of such exercise. Following the Expiration Date, any Warrant not previously exercised shall expire and be null and void, and all rights of the Holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

Section 4.2.   Shares Issuable Upon Exercise; Exercise Price.
               ---------------------------------------------

     Subject to and upon compliance with the provisions of this Agreement, each Warrant shall entitle the Holder thereof to purchase from the Company one share of Class A Common Stock of the Company at an exercise price (the "Exercise Price") of $7-1/8 per share of Class A Common Stock; provided, however, that
                                                     --------  -------
(a) Warrants may only be exercised if a Shelf Registration Statement is effective under the Securities Act at the time of such exercise, (b) the Exercise Price shall decrease by $1/8 per share (the "Reduction Amount") of Class A Common Stock if (i) the Shelf Registration Statement has not been filed with the Commission within 300 days after the date hereof or declared effective within 365 days after the date hereof, or (ii) if the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional effective Shelf Registration Statement for a period which shall exceed 90 days (or 180 days in the event of a Disadvantageous Condition) in the aggregate per year (defined as a period of 365 days commencing on the date that the applicable Registration Statement is declared effective), such exercise price to decline an additional Reduction Amount per share of Class A Common Stock for each subsequent six-month period until the applicable Registration Statement is filed, declared effective or becomes effective again, (c) notwithstanding the foregoing, in no event shall there be more than (i) 10 reductions in the Exercise Price during the period beginning on the date of the initial issuance of Warrants under the Warrant Agreement and ending on the Expiration Date or (ii) one reduction in the Exercise Price during any six-month period during the Exercise Period, in either case in respect of the events described in clause (b) above and (d) such Exercise Price shall not decrease with respect to any Warrants which the Company is not required to register under the Registration Rights Agreement if the Commission has declared effective a registration statement with respect to other shares of Class A Common Stock. The Exercise Price and the number and kind of securities or other property issuable upon exercise of the Warrants shall also be adjusted in certain instances as provided in Section 4.6.

     In the event of an Exercise Price Adjustment (as defined in the Warrant Agreement), the Reduction Amount as then in effect shall also be adjusted so that the same shall equal the Reduction Amount as then in effect multiplied by a fraction of which the numerator shall be the Exercise Price in effect immediately following the Exercise Price Adjustment and the denominator shall be the Exercise Price immediately prior to such Exercise Price Adjustment.

Section 4.3.   Method of Exercise.
               ------------------

     Each Warrant may be exercised in whole or in part. In order to exercise any Warrants, the Holder thereof shall present and surrender the Warrant Certificate evidencing the Warrants to the Warrant Agent at the office or agency of the Company maintained for that purpose pursuant to Section 7.5, with the Notice of Exercise on the Warrant Certificate duly completed and executed by the Holder or by the Holder's legal representative or attorney duly authorized in writing to the satisfaction of the Warrant Agent, and accompanied by payment in full of the aggregate Exercise Price for the number of shares of Class A Common Stock specified in the Notice of Exercise, and of any other amounts required to be paid in connection with such exercise, by certified or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. In the event the holder exercising its Warrants holds an interest in a Global Warrant Certificate, such holder shall obtain a Definitive Warrant Certificate in accordance with Section 3.4(c) of the Warrant Agreement prior to the exercise of such Warrants or, with the consent of the Company, exercise Warrants owned of record by such holder and represented by a Global Warrant Certificate by delivering (i) proof of record ownership of such Warrants if required by the Company and (ii) a notice of exercise in substantially the form set forth in the Warrant as appropriately adjusted. No payment or adjustment shall be made on account of any dividends on the shares of Class A Common Stock issued upon exercise of any Warrants.

     Warrants shall be deemed to have been exercised immediately prior to the close of business on the date of surrender of the Warrant Certificate representing such Warrants for exercise in accordance with the foregoing provisions, and at such time the Person or Persons entitled to receive the Class A Common Stock issuable upon exercise shall be treated for all purposes as the record holder or holders of such Class A Common Stock at the close of business on the date of such surrender, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Class A Common Stock shall not then be actually delivered to such Person or Persons.

     If any Warrant Certificate is surrendered for the exercise of less than all the Warrants represented thereby, the Company shall execute, and the Warrant Agent shall countersign and deliver to the Holder thereof, at the expense of the Company, a new Warrant Certificate, dated the date of such exercise, evidencing the number of Warrants remaining unexercised unless such Warrants shall have expired.

Section 4.4.   Issuance of Class A Common Stock.
               --------------------------------

     Upon the exercise of any Warrants, the Warrant Agent shall (i) cause an amount equal to the amount paid by the Holder upon exercise to be paid to the Company by depositing the same in an account designated by the Company for that purpose or delivering such payment in such other manner as is acceptable to the Company, and (ii) immediately inform the Company in writing of such exercise and deposit or delivery, including the number of Warrants exercised and the instructions of the exercising Holder with respect to delivery of the shares of Class A Common Stock issuable upon such exercise. The Company shall then issue within five days and deliver or cause to be delivered at such office or agency maintained pursuant to Section 7.5 a certificate or certificates evidencing the number of full shares of Class A Common Stock issuable upon exercise of such Warrants, registered in such name or names as may be directed by such Holder in the Notice of Exercise, together with a check for payment in lieu of any fractional share, as provided in Section 4.5.

Section 4.5.   Fractions of Shares.
               -------------------

     No fractional shares of Class A Common Stock shall be issued upon exercise of any Warrants. If more than one Warrant shall be exercised at one time by the same Holder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of shares of Class A Common Stock issuable under the Warrants so exercised. In lieu of any fractional share of Class A Common Stock which would otherwise be issuable upon exercise of any Warrant or Warrants, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Class A Common Stock (as determined by the Board of Directors of the Company or in any manner prescribed by the Board of Directors) at the close of business on the day such exercise is deemed to have occurred.

Section 4.6.  Adjustment of Exercise Price.
              ----------------------------

     The Exercise Price and the number and kind of securities or other property issuable upon exercise of any Warrant shall be subject to adjustment and modification as follows in the circumstances provided:

     (a) In case the Company shall pay or make a dividend or other distribution on or in respect of any class of Class A Common Stock in shares of Class A Common Stock, the Exercise Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares of Class A Common Stock and the total number of shares of Class A Common Stock constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company or shares of Class A Common Stock issuable pursuant to any right, option, warrant or convertible security (including the Warrants) but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock. The Company will not pay any dividend or make any distribution on shares of Class A Common Stock held in the treasury of the Company.

     (b) In case outstanding shares of Class A Common Stock shall be subdivided into a greater number of shares of Class A Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Class A Common Stock shall be combined into a smaller number of shares of Class A Common Stock, the exercise price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (c) The reclassification of shares of Class A Common Stock into securities of the Company other than Class A Common Stock (other than any reclassification upon a consolidation or merger to which Section 4.12 applies) shall (x) be deemed to involve (i) a distribution of Class A Common Stock to all holders of Class A Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (a) of this Section), and (ii) if the number of shares of Class A Common Stock outstanding is changed as a result of such reclassification, then a subdivision or combination, as the case may be, of the number of shares of Class A Common Stock outstanding immediately prior to such reclassification into the number of shares of Class A Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (b) of this Section) and (y) result in the Warrants becoming exercisable for the securities to which the Class A Common Stock was reclassified as if originally exercisable for such securities and such security shall be deemed substituted for the phrase "Class A Common Stock" for all purposes under this Warrant Agreement and the Warrants.

     (d) The Company may, in its sole discretion, make such reductions in the Exercise Price, in addition to those required by paragraphs (a) or (b) of this Section, as it considers to be advisable.

     (e) No adjustment will be made in the Exercise Price as required by paragraphs (a) or (b) of this Section unless such adjustment would require a change of at least 1% in the Exercise Price then in effect, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (f) If any adjustment in the Exercise Price is made pursuant to a provision of this Section 4.6, no further adjustment in the Exercise Price shall be made on account of the same event.

     (g)  In the event of an adjustment in the Exercise Price pursuant to this
Section 4.6 (a) or (b) (an "Exercise Price Adjustment"), the number of shares of Class A Common Stock issuable upon exercise of such Warrant shall also be adjusted so that the same shall equal (i) the number of shares of Class A Common Stock for which the Warrant was exercisable immediately prior to the Exercise Price Adjustment, multiplied by (ii) a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to the Exercise Price Adjustment, and the denominator shall be the Exercise Price immediately following such Exercise Price Adjustment. Any adjustment to the number of shares of Class A Common Stock pursuant to this paragraph (g) shall become effective at the same time as such Exercise Price Adjustment.

Section 4.7.   Notice of Adjustments of Exercise Price, the Reduction Amount and
               -----------------------------------------------------------------
the            Redemption Price.
- ----           ----------------

     Whenever the Exercise Price, the number of shares of Class A Common Stock issuable upon exercise of a Warrant (the "Warrant Shares"), the Reduction Amount or the Redemption Price is adjusted pursuant to Section 4.6 or otherwise or other rights are granted as herein provided:

               (a) the Company shall compute the adjusted Exercise Price and, if applicable, number of Warrant Shares in accordance with Section 4.2 or 4.6, as applicable, and the adjusted Reduction Amount and Redemption Price and shall prepare a certificate signed by the Chief Financial Officer, Chief Accounting Officer or Controller of the Company setting forth the adjusted Exercise Price and number of Warrant Shares and the adjusted Reduction Amount and Redemption Price and in the case of an adjustment pursuant to Section 4.6 showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Warrant Agent and, at each office or agency maintained for the purpose of exercise of Warrants pursuant to Section 7.5; and

               (b) a notice stating that the Exercise Price and, if applicable, the number of Warrant Shares, the Reduction Amount and the Redemption Price has been adjusted and setting forth the adjusted Exercise Price, Warrant Shares, Reduction Amount and Redemption Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Warrant Register.
          The Warrant Agent shall not be responsible for determining when such notice is required to be given or for verifying the computation of the adjusted Exercise Price, Warrant Shares, Reduction Amount and Redemption Price .

Section 4.8.   Notice of Certain Corporate Action.
               ----------------------------------

In case:

          (a) the Company shall declare a dividend (or any other distribution) on the Class A Common Stock payable otherwise than exclusively in cash; or

          (b) the Company shall authorize the granting to the holders of the Class A Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (c) of any reclassification of the Class A Common Stock of the Company (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall, if notice of such event is sent to the holders of the Company's Class A Common Stock generally, cause to be filed at each office or agency maintained pursuant to Section 7.5 for the purpose of exercising Warrants, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Warrant Register, on or prior to the date information regarding such corporate action is sent to holders of the Company's Class A Common Stock generally, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up (or amendment thereto) is expected to become effective, and the date as of which it is expected that holders of record of such class of Common Stock shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up. The Warrant Agent shall not be responsible for giving such notice or for the contents of any such notice to the Holders.

Section 4.9.   Company to Reserve Class A Common Stock.
               ---------------------------------------

     The Company shall, at all times during the Exercise Period, reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Common Stock, for the purpose of effecting the exercise of Warrants, the full number of shares of Class A Common Stock then issuable upon the exercise of all outstanding Warrants.

Section 4.10.  Taxes on Exercises.
               ------------------

     The Company shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Class A Common Stock on exercise of Warrants pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issue and delivery of shares of Class A Common Stock in name other than that of the Holder of the Warrant or Warrants to be exercised, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such taxes or has established to the satisfaction of the Company that such tax has been paid.

Section 4.11.  Covenant as to Class A Common Stock.
               -----------------------------------

     The Company covenants that all shares of Class A Common Stock which may be issued upon exercise of any Warrants will, upon issue and payment of the Exercise Price therefor, be fully paid and nonassessable and free and clear from all taxes, liens, charges, security interests, encumbrances and other restrictions created by or through the Company.

Section 4.12.  Provisions in Case of Consolidation, Merger or Sale of Assets.
               -------------------------------------------------------------

     In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company (each, a "Transaction"), the Person formed by such Transaction or which acquires such assets, as the case may be (the "Acquiror"), shall execute and deliver to the Warrant Agent prior to the consummation of the Transaction a warrant agreement (or supplement to this Warrant Agreement) providing that the Holder of each Warrant then outstanding shall have the right thereafter, during the period such Warrant shall be exercisable in accordance with this Warrant Agreement, to exercise such Warrant only into the kind and amount of securities, cash and other property (collectively, the "Consideration") receivable upon such Transaction by a holder of the number of shares of Class A Common Stock of the Company into which such Warrant might have been exercised immediately prior to such Transaction, assuming such holder of Class A Common Stock of the Company
(i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "constituent person"), or an affiliate of a constituent person and (ii) failed to exercise his or her rights of election, if any, as to the kind or amount of Consideration receivable upon such Transaction (provided that if the kind or amount of Consideration receivable upon such Transaction is not the same for each share of Class A Common Stock held immediately prior to such Transaction by Persons other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of Consideration receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such warrant agreement shall provide for adjustments upon the occurrence of events with respect to the Acquiror similar to the events described in Section 4(a) and
(b) hereof which, for events subsequent to the effective date of such warrant agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article and in Article Five. The above provisions of this Section shall similarly apply to successive Transactions.

Section 4.13.  No Change of Warrant Necessary.
               ------------------------------

     Irrespective of any adjustment in the Exercise Price or in the number or kind of shares or other property issuable upon exercise of the Warrants, the Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price and number and kind of shares issuable upon exercise per Warrant as are stated in the Warrant Certificates initially issued pursuant to this Agreement.

Section 4.14.  Enforcement of Rights.
               ---------------------

     Notwithstanding any of the provisions of this Agreement, any Holder, without the consent of the Warrant Agent or any other Holder, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, such Holder's right to exercise the Warrants evidenced by such Holder's Warrant Certificate in the manner provided in such Warrant Certificate and this Agreement.

Section 4.15.  Available Information.
               ---------------------

     The company shall promptly file with the Warrant Agent (and cause the Warrant Agent to deliver to the holders of the Warrants upon request to the Company) copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

                                    Article 5

                              Mandatory Redemption

Section 5.1.   Right of Redemption.
               -------------------

     All Outstanding Warrants shall be redeemed by the Company at a redemption price of $1.60 (the "Redemption Price") per Warrant if the Shelf Registration Statement has not been declared effective at any time on or prior to the Expiration Date. In the event of an Exercise Price Adjustment (as defined in the Warrant Agreement), the Redemption Price as then in effect shall also be adjusted so that the same shall equal the Redemption Price as then in effect multiplied by a fraction of which the numerator shall be the Exercise Price in effect immediately following the Exercise Price Adjustment and the denominator shall be the Exercise Price immediately prior to such Exercise Price Adjustment.

Section 5.2.   Election to Redeem; Notice of Redemption.
               ----------------------------------------

     In the event the Company shall be required to redeem the Warrants pursuant to Section 5.1, the Company shall notify the Warrant Agent in writing that the Warrants shall be redeemed 30 days after the Expiration Date (the "Redemption Date"). A notice of redemption (the "Redemption Notice") shall also be given not less than twenty (20) days prior to the Redemption Date, to each Holder of Warrants to be redeemed. The Redemption Notice shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3) that on the Redemption Date, the Redemption Price will become due and payable upon each such Warrant to be redeemed; and

          (4) the place or places where such Warrants are to be surrendered for payment of the Redemption Price.

     The Redemption Notice shall be given by the Company or, at the Company's request, by the Warrant Agent in the name and at the expense of the Company.

Section 5.3.   Deposit of Redemption Price.
               ---------------------------

     At least one Business Day prior to any Redemption Date, the Company shall deposit with the Warrant Agent (or, alternatively, segregate and hold in trust) an amount of money sufficient to pay the Redemption Price of all the Warrants which are to be redeemed on that date other than any Warrants called for redemption on that date which have been properly exercised prior to the date of such deposit.

     If any Warrant called for redemption is properly exercised, any money deposited with the Warrant Agent or so segregated and held in trust for the redemption of such Warrant shall be paid to the Company or shall be discharged from such trust, as applicable.

Section 5.4.   Surrender of Warrant Certificate.
               --------------------------------

     The Warrant Certificate evidencing any Warrant which is to be redeemed shall be surrendered at an office or agency of the Company designated for such purpose pursuant to Section 7.5 (with, if the Company or the Warrant Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing).

                                    Article 6

                             Termination of Warrants

Section 6.1.  Termination.
              -----------

     In the event that less than 5% of the aggregate number of Warrants issued under the Warrant Agreement remain outstanding, the Company shall have the right, by delivery of the notice described in Section 6.2 below, to cause the Warrants remaining outstanding to expire at 5:00 p.m. (New York City time) on the 30th day (or such later date as set forth in the Termination Notice), (as defined below) (the "New Expiration Date") after the date of delivery of such notice to such holder of Warrants setting forth the information required by
Section 6.2 of the Warrant Agreement and delivered in accordance with
Section 7.4 of the Warrant Agreement.

Section 6.2.  Notice.
              ------

     In the event the Company elects to cause the Warrants to expire prior to March 15, 2001 pursuant to Section 6.1, the Company shall notify the Warrant Agent and deliver a notice to each holder of outstanding Warrants not less than 30 days prior to the New Expiration Date. The Termination Notice shall state:

     1.   the New Expiration Date;

     2. that, at 5:00 p.m. (New York City time) on the New Expiration Date, the Warrants shall terminate and, accordingly, all Warrants not exercised prior to such time shall be null and void; and

     3. the then current exercise price for the Warrants and the mechanics for exercising the Warrants prior to 5:00 p.m. (New York City time) on the New Expiration Date.

     The Termination Notice shall be given by the Company or, at the Company's request, by the Warrant Agent in the name and expense of the Company.

                                    Article 7

                                   Amendments

Section 7.1.  Amendment of Agreement.
              ----------------------

     The Warrant Agent and the Company may, without the consent of any Holders, amend this Agreement in such manner as they shall deem appropriate to cure any ambiguity, to correct any defective or inconsistent provision or manifest mistake or error herein contained, or in any other manner that they may deem necessary or desirable and which shall not adversely affect the rights of the Holders of Warrants. This Agreement shall not otherwise be modified, supplemented or amended in any respect by the Warrant Agent and the Company, except with the consent in writing of the Holders of outstanding Warrants representing not less than a majority of the Warrants then outstanding; provided, however, that the consent in writing of each and every Holder shall be required for any such modification, supplement or amendment which (a) changes the Exercise Period (except to extend the expiration of the Exercise Period to a later date) or increases the Exercise Price, (b) reduces the Reduction Amount which shall occur upon a Registration Default, (c) reduces the Redemption Price, or (d) reduces the percentage of Holders of outstanding Warrants the consent of who is required to modify, supplement or amend this Agreement.

     Any modification, supplement or amendment pursuant to this Section shall be binding upon all present and future Holders, whether or not they have consented to such modification, supplement or amendment, and whether or not notation of such modification, supplement or amendment is made upon any Warrant Certificate issued to such Holder.

Section 7.2.   Record Date.
               -----------

     The Company may set a record date for purposes of determining the identity of Holders entitled to consent to any modification, supplement or amendment to this Agreement. If the Company does not set a record date, the record date shall be thirty (30) days prior to the first solicitation of such consent.

                                    Article 8

                            Miscellaneous Provisions

Section 8.1.   Counterparts.
               ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed and original, and all of which together shall constitute the same instrument.

SECTION 8.2.   GOVERNING LAW.
               -------------

     THIS AGREEMENT AND THE WARRANT CERTIFICATES ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

Section 8.3.   Descriptive Headings.
               --------------------

     The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Section 8.4.   Notices.
               -------

     Any notice, request or other document permitted or required hereunder to be given to any Holder shall be sufficiently given if in writing and mailed first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Warrant Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holders shall affect the sufficiency of such notice with respect to other Holders. Any notice required hereunder to be given to any Holder may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Warrant Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     Any notice, request, waiver, consent or other document provided or permitted by this Agreement to be given to (i) the Warrant Agent by any Holder or by the Company shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to and received by the Warrant Agent at its Corporate Trust Office, and (ii) the Company by the Warrant Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company at the address of its principal office specified in the first paragraph of this Agreement or at any other address previously furnished in writing to the Warrant Agent by the Company.

     In the event the Warrant Agent shall receive any notice, demand or other document addressed to the Company by any Holder, the Warrant Agent shall promptly forward such notice or demand to the Company.

Section 8.5.   Maintenance of Office.
               ---------------------

     So long as any of the Warrants remain outstanding, the Company shall designate and maintain in the State of New York an office or agency where Warrant Certificates may be surrendered for registration of transfer or for exchange, where Warrants may be surrendered for exercise and where notices and demands to or upon the Company in respect of the Warrants and this Warrant Agreement may be served. The Company may from time to time change or rescind such designation as it may deem desirable or expedient. The Company will give prompt written notice to the Warrant Agent of the location, and any change in the location, of such office or agency. The Company hereby designates the Corporate Trust Office of the Warrant Agent as the initial agency maintained for each such purpose. If at any time the Company shall fail to maintain any such required office or agency or shall fail to notify the Warrant Agent of the location thereof or of any change in the location thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Warrant Agent, and the Company hereby appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside the State of New York) where Warrant Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or
                                ------------------
rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the State of New York for such purposes. The Company shall give prompt written notice to the Warrant Agent of any such designation or rescission, and of any change in the location of, any such other office or agency.

Section 8.6.   Successors and Assigns.
               ----------------------

     All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

Section 8.7.   Separability.
               ------------

     In case any provision in this Agreement or in the Warrant Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.8.   Persons Having Rights under Agreement.
               -------------------------------------

     Nothing in this Agreement or in the Warrant Certificates, expressed or implied, is intended, or shall be construed, to give any Person, other than the parties hereto and their successors hereunder, and the Holders of Warrants, any benefit, right, remedy or claim under or by reason of this Agreement.

          IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

                              AUDIOVOX CORPORATION


                              By  /s/ Charles M. Stoehr
                                  ---------------------
                                 Name:  Charles M. Stoehr
                                 Title:  SVP, CFO
Witness:
                              Dated:  May 4, 1995
                                      -----------
By:  /s/ Patricia Fandozzi
     ---------------------
Name:  Patricia Fandozzi

                              CONTINENTAL STOCK TRANSFER
                               & TRUST COMPANY


                              By  /s/ William F. Seegraber
                                  ------------------------
                                 Name:  William F. Seegraber
                                 Title:  Vice President
Witness:
                              Dated:  May 10, 1995
                                      ------------
By:  /s/ Thomas Jennings
     -------------------
Name:  Thomas Jennings